SEMTECH CORPORATION
2013 LONG-TERM EQUITY INCENTIVE PLAN
EXECUTIVE OWNERSHIP RESTRICTED STOCK UNIT AWARD CERTIFICATE
THIS AWARD is made this [Grant Date] (the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Company”), to [Legal Name] (the “Participant”).
R E C I T A L S
A. The Company has established the Company’s 2013 Long-Term Equity Incentive Plan (the “Plan”) in order to provide employees and directors of the Company with an opportunity to acquire shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
B. The Plan Administrator has determined that it would be in the best interests of the Company and its stockholders to grant an award of restricted stock units (the “Award”), on the terms and conditions described in this Award Certificate.
NOW, THEREFORE, this Award is made on the following terms and conditions:
1.Definitions and Incorporation. The terms used in this Award Certificate shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Award Certificate as if fully set forth herein.
2.    Award of Restricted Stock Units. Pursuant to the Plan, the Company hereby awards to the Participant as of the date hereof an Award with respect to [Amount] restricted stock units (subject to adjustment in accordance with Section 7 of the Plan) (the “Restricted Stock Units”), which Restricted Stock Units are subject to forfeiture on the terms and conditions hereinafter set forth. As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding shares of the Company’s Common Stock (subject to adjustment in accordance with Section 7 of the Plan), solely for purposes of the Plan and this Award Certificate. The Restricted Stock Units shall be used solely as a device for the determination of the payment to eventually be paid to the Participant if such Restricted Stock Units vest pursuant to Section 4 hereof. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.
3.    Limitations on Rights as a Shareholder/Dividends and Voting. The Participant shall have no rights as a shareholder of the Company, no dividend rights and no voting rights, with respect to the Restricted Stock Units and any shares of Common Stock underlying such Restricted Stock Units.
4.    Vesting. Subject to Section 6 below, the Award shall vest and become nonforfeitable with respect to one hundred percent (100%) of the total number of Restricted Stock Units on the [First, Second, Third, Fourth or Fifth] anniversary of the Award Date.
5.    Timing and Manner of Payment of Restricted Stock Units. On or as soon as administratively practical after (and in all events not more than ninety (90) days after) the date that is six months and one day after the date on which the Participant incurs a “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions thereunder, and the date of such separation from service referred to as the “Severance Date”), the Company shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Plan Administrator in its discretion) equal to the number of Restricted Stock Units subject to the Award that have vested as of the Severance Date pursuant to Section 4. Notwithstanding the foregoing provisions, the Plan Administrator may, in its discretion, provide for all or a portion of such vested Restricted Stock Units to be settled by a cash payment to the Participant (in lieu of a share payment). To the extent that the Plan Administrator determines it will settle one or more vested Restricted Stock Units by a cash payment, the amount of cash payment with respect to any such vested Restricted Stock Unit to be paid in such form shall equal (subject to Section 9(b) and any other authorized deductions) the fair market value of a share of Common Stock as of the date that is six months after the Severance Date (with the fair market value of a share of Common Stock determined in accordance with the applicable provisions of the Plan). The Company’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Restricted Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares or any such payment with respect to the vested Restricted Stock Units deliver to the Company any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Company may, in its sole discretion, either ignore fractional share interests or settle them in cash. The Participant shall have no further rights with respect to any Restricted Stock Units that are paid or that terminate pursuant to Section 6. The Restricted Stock Units shall not be paid at any time other than as provided in this Section 5 notwithstanding any provision of the Plan (providing discretion to the Plan Administrator to accelerate payment dates or otherwise) to the contrary.
6.    Effect of Termination of Employment or Services. The Participant’s Restricted Stock Units shall terminate to the extent such units have not become vested as of the Participant’s Severance Date, regardless of the reason for the Participant’s separation from service, whether with or without cause, voluntarily or involuntarily. If any unvested Restricted Stock Units are terminated hereunder, such Restricted Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.
7.    Non-transferability of Award. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.
8.    No Right to Continued Employment or Service. The vesting schedule requires continued employment or service through the applicable vesting date as a condition to the vesting of the Award and the rights and benefits under the Award. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 6 above. Nothing contained in the Plan or the Award constitutes a continued employment or service commitment by the Company, confers upon the Participant any right to remain in the employ of or service to the Company, interferes with the right of the Company at any time to terminate such employment or services, or affects the right of the Company to increase or decrease the Participant’s other compensation. By accepting this Award, the Participant acknowledges and agrees that (a) any person who is terminated before full vesting of an award, such as the one granted to the Participant by this Award Certificate, could attempt to argue that he or she was terminated to preclude vesting; (b) the Participant promises never to make such a claim; (c) except as otherwise expressly provided herein, in any event, the Participant has no right to pro-rated vesting with respect to the Award if his or her services terminates before the applicable vesting date (regardless of the portion of the vesting period the Participant was actually in the service of the Company and/or any of its subsidiaries).
9.    Tax Consequences.
(a)    Tax Consultation. The Participant understands that he or she may suffer adverse tax consequences as a result of his or her acceptance of the Award. The Participant represents that he or she has consulted with any tax consultants he or she deems advisable in connection with the acceptance of the Award and that he or she is not relying on the Company for any tax advice. By accepting this Award, the Participant acknowledges that he or she shall be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Section 409A of the Code), and that the Company shall not have any obligation whatsoever to pay such taxes.
(b)    Withholding. Upon or in connection with any payment in respect of the Award, the Company shall first deduct from any cash portion of such payment the full amount of any taxes which the Company may be required to withhold with respect to such payment, and to the extent the aggregate cash portion of such payment is in sufficient to satisfy the Company’s applicable withholding obligations, the Company shall then automatically reduce the number of any shares of Common Stock to be delivered in payment by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (as determined under the Plan), to satisfy any remaining withholding obligations of the Company with respect to such payment, at the minimum applicable withholding rates. In the event that the Company cannot legally satisfy such withholding obligations by reduction of shares, or in the event that the withholding procedure described in the preceding sentence is insufficient to satisfy the Company’s applicable withholding obligations with respect to any payment under the Award, the Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local law to be withheld with respect to such payment. The Participant agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 9.
10.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 7 of the Plan, the Plan Administrator shall make adjustments in accordance with such section in the number of Restricted Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.
11.    Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.
12.    Binding Effect. This Award Certificate shall extend to, be binding upon and inure to the benefit of the Participant and the Participant’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 7 with respect to the transfer of this Award Certificate or any rights hereunder or of the Restricted Stock Units), and upon the Company and its successors and assigns, regardless of any change in the business structure of the Company, be it through spinoff, merger, sale of stock, sale of assets or any other transaction.
13.    Notices. Any notice to the Company contemplated by this Award Certificate shall be addressed to it in case of its President; and any notice to the Participant shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing.
14.    Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Company and the Participant with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.
15.    Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.
16.    Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Plan Administrator, and the Plan Administrator’s determinations shall be conclusive and binding on all interested persons.
17.    Choice of Law; Arbitration. This Award Certificate shall be governed by, and construed in accordance with, the laws of the State of California (disregarding any choice-of-law provisions). Any dispute or disagreement regarding the Participant’s rights under this Award Certificate shall be settled solely by binding arbitration in accordance with applicable rules of the American Arbitration Association.
18.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Certificate shall be construed and interpreted consistent with that intent.

SEMTECH CORPORATION,
a Delaware corporation
By: _____________________
[Name]